Exhibit 99.2

ERICKSON OIL PRODUCTS, INC.

AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For The Three Months Ended

December 31, 2014 and 2013

ERICKSON OIL PRODUCTS, INC. AND SUBSIDIARIES

ERICKSON OIL PRODUCTS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	September 30, 2014
Assets
Current assets:
Cash and cash equivalents	$3,919,500	$4,630,300
Receivables:
Trade accounts, less allowance for doubtful accounts of $32,000 and $30,000 at December 31, 2014 and September 30, 2014, respectively	2,333,000	2,849,300
Current maturities of notes receivable—stockholders and employees	79,200	68,400
Inventories	4,775,100	4,593,700
Prepaid expenses and other current assets	879,700	4,020,900

Total current assets	11,986,500	16,162,600

Other assets:
Notes receivable - stockholders and employees, less current maturities	6,871,100	6,669,600
Rental properties, at cost, less accumulated depreciation	615,500	619,600
Goodwill	266,000	266,000

Total other assets	7,752,600	7,555,200

Property and equipment, at cost:
Land	12,149,900	12,118,300
Buildings	26,020,600	25,985,600
Equipment and fixtures	35,244,700	35,102,100
Construction in progress—stores	22,800	2,900
Less: Accumulated depreciation	(48,071,000)	(47,323,800)

Total property and equipment, net	25,367,000	25,885,100

Total assets	$45,106,100	$49,602,900

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ERICKSON OIL PRODUCTS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	September 30, 2014
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$335,600	$340,200
Revolving credit agreement	—	3,000,000
Accounts payable	7,758,100	9,919,000
Accrued expenses	4,378,000	5,276,700
Income taxes payable	2,026,100	1,340,600
Deferred income taxes	56,800	241,900

Total current liabilities	14,554,600	20,118,400

Long-term liabilities:
Long-term debt, less current maturities	1,222,600	1,254,900
Long-term payable to stockholder, former stockholder, and employee	1,127,300	1,350,100
Deferred revenue	—	12,500
Asset retirement obligation	240,100	237,300
Deferred income taxes	4,212,000	4,335,400

Total long-term liabilities	6,802,000	7,190,200

Total liabilities	21,356,600	27,308,600

Stockholders’ equity:
Common stock, $100 par value per share; 250 shares authorized; issued 25.5 shares	2,600	2,600
Additional paid-in capital	153,000	153,000
Retained earnings	23,593,900	22,138,700

Total stockholders’ equity	23,749,500	22,294,300

Total liabilities and stockholders’ equity	$45,106,100	$49,602,900

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ERICKSON OIL PRODUCTS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For The Three Months Ended December 30, 2014 and 2013

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Net sales	$75,210,500	$80,508,500
Cost of goods sold	64,804,900	72,010,300

Gross profit	10,405,600	8,498,200
Other operating income, principally rental and lottery income	490,500	501,700

Gross profit and other operating income	10,896,100	8,999,900
Operating expenses	8,503,000	8,087,200

Operating income	2,393,100	912,700

Other income (expense):
Interest income	18,600	18,400
Interest expense	(12,400)	(18,300)
Other, net	31,400	32,200

Total other income (expense)	37,600	32,300

Income before income taxes	2,430,700	945,000
Federal and state income tax expense	975,500	401,100

Net income	$1,455,200	$543,900

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ERICKSON OIL PRODUCTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Cash flows from operating activities:
Net income	$1,455,200	$543,900
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation	762,300	715,200
Accretion on asset retirement obligation	2,800	2,800
Deferred revenue	(12,500)	(75,000)
Deferred income taxes	(308,500)	(53,100)
Changes in current assets and liabilities:
Trade receivables	516,300	1,151,400
Inventories	(181,400)	(697,700)
Prepaid expenses and other current assets	3,141,200	3,685,900
Accounts payable	(2,160,900)	(3,431,700)
Accrued expenses	(898,700)	(980,100)
Income taxes receivable and payable	685,500	(121,900)

Net cash flows provided by operating activities	3,001,300	739,700

Cash flows from investing activities:
Purchases of property and equipment	(240,100)	(598,900)
Net receipts from (payments to) stockholders and employees	(435,100)	(500,000)

Net cash flows used in investing activities	(675,200)	(1,098,900)

Cash flows from financing activities:
Repayments of borrowings under revolving credit agreement	(3,000,000)	—
Proceeds from long-term debt	79,900	38,000
Payments on long-term debt	(116,800)	(100,000)

Net cash flows provided by (used in) financing activities	(3,036,900)	(62,000)

Net change in cash and cash equivalents	(710,800)	(421,200)
Cash and cash equivalents - beginning of year	4,630,300	3,126,800

Cash and cash equivalents - end of year	$3,919,500	$2,705,600

(CONTINUED)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ERICKSON OIL PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(CONTINUED)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Supplemental disclosures of cash flow information:
Cash payments for:
Interest	$7,800	$10,500

Income taxes	$598,500	$576,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ERICKSON OIL PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For The Three Months Ended December 31, 2014 and 2013

Note 1 Summary of Significant Accounting Policies

Nature of Operations

Erickson Oil Products, Inc. and Subsidiaries (the “Company”) operates 66 retail gas station/convenience stores and 1 liquor store in Wisconsin, Minnesota, Michigan and South Dakota. Revenue from retail sales is recognized at the time of sale. The Company grants credit to individuals through credit card arrangements in each of these trade areas.

Basis of Presentation and Accounting Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements included the accounts of Erickson Oil Products, Inc. and its wholly owned subsidiaries, Freedom Valu Centers, Inc., Erickson Transport Corporation of Wisconsin, and Village Wine & Spirits, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Interim Financial Statements

The accompanying interim condensed consolidated financial statements and related disclosures are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) on the same basis as the corresponding audited consolidated financial statements for the year ended September 30, 2014, and in the opinion of management, include all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of December 31, 2014, and the results of its operations and cash flows for the periods presented. Operating results for the three months ended December 31, 2014, are not necessarily indicative of the results that may be expected for the year ending September 30, 2015, or any other future periods. The balance sheet as of September 30, 2014, was derived from the audited consolidated financial statements for the year ended September 30, 2014. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted as permitted. These unaudited condensed consolidated financial statements should be read in conjunction with the corresponding audited consolidated financial statements and accompanying notes for the year ended September 30, 2014.

Note 2 Related Party Transactions

The Company had outstanding notes receivable from related parties totaling $6,950,300 and $6,738,000 as of December 31, 2014 and September 30, 2014, respectively. The unsecured notes, bearing interest at .95 percent to 3.25 percent, mature at various times through 2022. The following is a summary of maturities of all related-party notes receivable as of December 31, 2014:

Years Ending September 30,
2015	$79,200
2016	818,400
2017	69,700
2018	70,900
2019	1,285,400
Thereafter	4,626,700

6,950,300
Less: Current maturities	(79,200)

$6,871,100

Interest income on these notes amounted to $16,900 and $17,100 for the three months ended December 31, 2014 and 2013, respectively. The Company had interest receivable on these notes of $14,700 as of December 31, 2014 and September 30, 2014.

The Company also has long-term payables to its stockholder, former stockholder and employee totaling $1,127,300 and $1,350,100 at December 31, 2014 and September 30, 2014, respectively. Interest is charged at the short-term applicable federal rate (0.36 percent as of December 31, 2014).

The Company leases space at one of its convenience store locations to a company related through common ownership. The lease expired December 2013. Rent received under this agreement was $18,300 for the three months ended December 31, 2013.

The Company has demand notes payable to related parties (see Note 3).

The Company leases office, warehouse, liquor store facility, and seven convenience store locations from related parties.

Note 3 Long-term Debt

During 2013, the Company entered into revolving credit agreements that provide advances up to $6,500,000, subject to a borrowing base calculation. Interest is payable monthly at the LIBOR rate (.15% at December 31, 2014), plus 2.75% with a floor of 3%. The financing commitments call for a personal guarantee of the Company’s stockholder and is secured by certain Company receivables, inventory and property. There was an outstanding balance of $0 and $3,000,000 under these agreements at December 31, 2014 and September 30, 2014, respectively. The agreements are subject to certain financial covenants (a). The agreements expire November 2016 if not renewed.

Long-term debt consists of the following:

	December 31,	September 30,
	2014	2014
Revolving term loans payable to bank, variable interest at LIBOR plus 2.75% with a floor of 3% and an option to fix the rate within a specified period, maturing various dates through December 2021, guaranteed by the Company’s stockholder, availability declines in accordance with the original payment terms, available balance was $5,442,900 at December 31, 2014 (a).	$—	$—
Term note payable to bank, due in monthly installments of principal and interest of $20,900 with interest at 3.5% through December 2016, secured by specifically identified real properties of the Company, guaranteed by the Company’s stockholder (a).	484,200	542,400
Demand notes payable to related parties, of which none are reflected in current maturities since they will not be demanded within the year, interest at prime, unsecured.	960,900	916,100
Term note payable to bank, due in monthly installments of $8,400, including interest at a variable rate of interest equal to 5.5% through February 2016, secured by specifically identified equipment of the Company, guaranteed by the Company’s stockholder.	113,100	136,600

	1,558,200	1,595,100
Less: Current maturities	(335,600)	(340,200)

Total long-term debt, less current maturities	$1,222,600	$1,254,900

(a)	The agreements contain certain financial covenants including but not limited to maintaining certain debt to EBITDA and fixed charge ratios.

Principal maturities of long-term debt are as follows:

Years Ending September 30,
2015	$335,600
2016	1,222,600

$1,558,200

Interest expense on related-party notes was $5,900 and $6,800 for the three months ended December 31, 2014 and 2013, respectively.

Note 4 Federal and State Income Taxes

The Company’s provision for income taxes charged to operations for the three months ended December 31, 2014 and 2013 consists of the following:

	2014	2013
Current tax expense	$1,284,000	$648,800
Deferred tax expense	(308,500)	(74,400)

Total	$975,500	$574,400

Deferred taxes applicable to other comprehensive income	$—	$—

Note 5 Deferred Compensation

The Company has adopted an unfunded long-term executive benefit plan for certain key employees. The key employees may elect to defer a percentage of any bonus they receive, not less than 50 percent, to the plan. The key employees vest over a period of five years. The total liability was $659,200 and $523,000 as of December 31, 2014 and September 30, 2014, respectively. Subsequent to year end, there was a change in control of the Company (see Note 6) and the key employees became 100% vested. On February 11, 2015, the deferred compensation liability was paid in full.

Note 6 Subsequent Events

Subsequent events have been evaluated for recognition or disclosure through April 28, 2015, which is the date that the unaudited condensed consolidated financial statements were available to be issued.

Erickson Acquisition

On February 12, 2015, CrossAmerica Partners LP completed the acquisition of all of the outstanding capital stock of the Company and certain related assets from GST Non-Exempt Family Trust Created Under the David B. Erickson Revocable Trust UAD May 12, 2010 and GST Exempt Family Trust Created Under the David B. Erickson Revocable Trust UAD May 12, 2010 (collectively, the “Stock Sellers”), and certain real estate from Team Investments, LLC (together with the Stock Sellers, the “Sellers”). The selling price was $85 million, subject to certain post-closing adjustments and indemnification and environmental remediation escrows.